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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Pre-Effective Amendment No. 1 to the Registration Statement of the Allmerica Select Separate Account of First Allmerica Financial Life Insurance Company on Form N-4 of our report dated February 15, 2002, relating to the financial statements of consolidated First Allmerica Financial Life Insurance Company, and our report dated March 28, 2002, relating to the financial statements of the Allmerica Select Separate Account of First Allmerica Financial Life Insurance Company, both of which appear in such Statement of Additional Information. We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
July 1, 2002